DIANE D. DALMY

ATTORNEY AT LAW

2000 EAST 12TH AVENUE

SUITE 32/10B

DENVER, COLORADO 80206

303.985.9324 (telephone)

303.988.6954 (facsimile)

email: ddalmy@earthlink.net

June 16, 2014

Monster Arts Inc.

806 East Avenido Pico

Suite I-288

San Clemente, California 92673

Ladies and Gentlemen:

I have acted as counsel for Monster Arts Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 50,000,000 shares of the Company’s common stock (the “Shares”) pursuant to those certain current and/or future consulting agreements.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including current and/or future resolutions of the board of directors approving the consulting agreements; (e) the consulting agreements; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, it is my opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act, such Shares will be legally issued, fully paid and non-assessable shares of the Company’s common stock when issued in accordance with the terms and provisions of the respective consulting agreement. .

Sincerely,

/s/ Diane D. Dalmy

Diane D. Dalmy

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